UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2012 (December 19, 2012)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 20, 2012, DISH Network Corporation (NASDAQ: “DISH”) announced that its wholly-owned subsidiary, DISH DBS Corporation, priced $1.5 billion aggregate principal amount of 5% Senior Notes due 2023. The notes will mature on March 15, 2023. Interest on the notes will be paid on March 15 and September 15 of each year, commencing on September 15, 2013.  The net proceeds of the offering are intended to be used for general corporate purposes, which may include spectrum-related strategic transactions.

DISH DBS Corporation placed the notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Certain statements incorporated by reference in this Current Report on Form 8-K may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described.  Neither DISH Network Corporation nor DISH DBS Corporation undertakes any obligation to update forward-looking statements.

See Press Release, dated December 20, 2012, “DISH Network Places Offering of $1.5 Billion in Senior Notes” attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release “DISH Network Places Offering of $1.5 Billion in Senior Notes” dated December 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION

Date: December 20, 2012	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Press Release “DISH Network Places Offering of $1.5 Billion in Senior Notes” dated December 20, 2012